Exhibit 99.1

TRNR SIGNS DEFINITIVE AGREEMENT TO ACQUIRE STEPR, RAISES 2026 PRO FORMA REVENUE GUIDANCE TO MORE THAN $50M

STEPR is profitable, growing fast and the category leader in connected stair climbing; expected to generate more than $15 million in revenue in 2026 driven by increased US retailer demand

Performance-linked transaction valuation ensures attractive acquisition multiple, in-line with TRNR’s disciplined acquisition strategy

Deal expected to close in Q4 2026; TRNR expected to generate more than $50 million in 2026 pro forma revenue with adjusted EBITDA profitability in Q4 after transaction closing

AUSTIN, TX / ACCESS Newswire / July 7, 2026 / Interactive Strength Inc. (Nasdaq:TRNR) (“TRNR” or the “Company”), owner of the Wattbike, CLMBR, FORME, and Ergatta connected fitness brands, today announced it has signed a definitive agreement to acquire STEPR, Inc. (“STEPR”), a category leader in connected stair climbing for home and commercial training.

STEPR is a hardware-first fitness company that has built the leading position in connected stair climbing, profitably and bootstrapped with only the founders’ capital. It sells both direct to consumers and through major national retail partners, including Dick’s Sporting Goods, Rogue Fitness, Johnson Fitness and Scheels, and its machines are used by everyday consumers, elite athletes and commercial facilities. STEPR is growing quickly and is expected to generate more than $15 million in revenue in 2026, with immediate earnings accretion to TRNR after closing.

The acquisition advances TRNR’s strategy of building a global, multi-brand fitness equipment platform through opportunistic acquisitions and disciplined operations. TRNR uses its Nasdaq listing to acquire profitable, cash-flow-generative premium fitness equipment brands and to operate them together on a shared platform of content, technology, distribution and commercial relationships. STEPR is the latest brand to join a portfolio that already includes Ergatta, Wattbike, CLMBR, and FORME, each a leader in its category.

With the addition of STEPR, TRNR is raising its 2026 pro forma revenue guidance to more than $50 million and expects the group to achieve Adjusted EBITDA profitability in Q4 2026 as a result of closing the transaction.

“We are building a dynamic fitness equipment holding company by acquiring growth-oriented, category-leading brands and aiming to scale them efficiently and profitably, across channels, customer segments and markets,” said TRNR CEO, Trent Ward. “STEPR is the leader in one of the fastest-growing segments in fitness, it is profitable, and it brings retail distribution expertise across the US that should benefit our entire portfolio - especially with respect to Wattbike. Every acquisition is structured to directly connect the eventual transaction value to future business performance so that TRNR is mitigating risk while also being able to grow quickly. STEPR moves us decisively toward our vision of becoming a global platform of profitable fitness equipment brands.”

“We built STEPR into the leader in stair climbing by staying disciplined, profitable and close to our community,” said Dan Alenaddaf, Co-Founder of STEPR. “TRNR is building something bigger than any single brand, a platform where category leaders scale faster together, and we share that vision. Joining TRNR gives STEPR access to financing, additional global markets and brands that we could not build alone, and it is the right next step to put stair climbing at the center of everyday fitness.”

TRNR expects the combination to lead to revenue and cost synergies across the portfolio. As part of TRNR, STEPR gains platform, brand and financial scale, while STEPR’s national US retail relationships and direct-to-consumer engine open new channels for the Company’s other brands.

Transaction Structure

TRNR will acquire 100% of STEPR through a combination of cash, debt and contingent stock consideration, including working capital to support growth. TRNR expects to close the transaction in Q4 2026, subject to customary closing conditions, including completing an audit of financial statements. The consideration is structured as follows:

The base transaction value is $6.7 million, comprising $2.2 million cash and debt re-financing at close, $1.5 million in debt for working capital and $3.0 million in TRNR equity locked up until September 30, 2027.

Up to $3.0 million in additional TRNR equity could be earned by STEPR achieving $4.0 million in EBITDA in the period from July 2026 to June 2027. This equity would be locked up until September 30, 2027.

Up to $10.5 million in an additional TRNR equity could be earned based on achieving $7.0 million in EBITDA in the period from July 2027 to June 2028. A final $2.5 million could be earned through various quantitative synergies and this tranche of equity would be locked up until September 30, 2028 as well.

It is expected that the EV/EBITDA multiple will be less than 4.0x on 2027 EBITDA, given most of the valuation is tied to the EBITDA achieved in the next two years.

Consistent with TRNR’s acquisition strategy, a substantial portion of the consideration is contingent on STEPR’s future performance, and the structure is designed to minimize near-term dilution and protect downside.

The initial cash consideration at closing will be funded through TRNR’s existing financing facilities.

STEPR’s founders have agreed to employment arrangements and are expected to continue leading the business post-acquisition.

TRNR expects to provide additional details regarding the transaction following the closing.

For more information, see TRNR’s investor website as well as its required filings with the U.S. Securities and Exchange Commission (SEC).

Contacts

TRNR Investor Contact

ir@interactivestrength.com

About STEPR

STEPR is a fitness company on a mission to make stair climbing and stepping the most accessible, results-driven cardio for home and commercial training. The company offers a full range of connected stair climbers, from compact home units to heavy-duty commercial machines, built on a profitable hardware core and backed by patented technology. STEPR sells direct to consumers and through leading retailers, and is expanding into commercial channels, optional membership software, and adjacent cardio and strength categories. www.getstepr.com

About Interactive Strength Inc.

Interactive Strength Inc. (NASDAQ:TRNR) is building a global, multi-brand fitness equipment platform through the disciplined acquisition of profitable, premium fitness companies. The Company has established a leading portfolio of brands - Wattbike, CLMBR, FORME and Ergatta - that combine advanced hardware, smart technology, and immersive content to deliver exceptional training experiences for both commercial and home use.

Wattbike offers a range of high-performance indoor bikes that set the global standard in cycling. Known for unmatched accuracy, realistic ride-feel, and advanced performance tracking, Wattbike is trusted by elite athletes, national teams, and fitness enthusiasts around the world.

CLMBR redefines the next-generation vertical climbing experience through its patented open-frame design and immersive touchscreen, delivering a high-intensity, low-impact workout that’s both efficient and effective.

FORME delivers strength, mobility, and recovery training through immersive content, performance-grade hardware, and expert coaching. Its wall-mounted systems include the Studio, a smart fitness mirror for guided programming and live 1:1 personal training, and the Lift, which adds smart resistance cable training, ideal for high-performance environments and sport-specific development.

Ergatta is the leader in game-based connected fitness, offering a suite of workout experiences and a line of premium rowing machines with embedded gaming content. Ergatta’s content is personalized to each user, highly interactive, and designed to build lasting fitness habits through games rather than instructors.

From elite performance to everyday wellness, our ecosystem of performance-focused solutions delivers data-driven outcomes for athletes, fitness enthusiasts, and commercial operators.

For more information about Interactive Strength, please visit www.interactivestrength.com.

Channels for Disclosure of Information

In compliance with disclosure obligations under Regulation FD, we announce material information to the public through a variety of means, including filings with the Securities and Exchange Commission (“SEC”), press releases, company blog posts, public conference calls, and webcasts, as well as via our investor relations website. Any updates to the list of disclosure channels through which we may announce information will be posted on the investor relations page on our website.

Forward Looking Statements

This press release includes certain statements that are “forward-looking statements” for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements do not relate strictly to historical or current facts and reflect management’s assumptions, views, plans, objectives and projections about the future. Forward-looking statements generally are accompanied by words such as “believe”, “project”, “expect”, “anticipate”, “estimate”, “intend”, “strategy”, “future”, “opportunity”, “plan”, “may”, “should”, “will”, “would”, “will be”, “will continue”, “will likely result” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the expected closing of the STEPR acquisition, the financial performance of STEPR and the combined company, revenue and EBITDA projections, 2026 pro forma revenue guidance, expected run-rate profitability, the Company’s acquisition strategy and the expected benefits of combining the companies’ products, brands and distribution. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company. Risks and uncertainties include but are not limited to: the ability to complete the acquisition on the expected terms and timeline, including the satisfaction of closing conditions and the delivery of audited financial statements; the ability to successfully integrate STEPR’s operations; demand for our products and services; competition, including technological advances made by and new products released by our competitors; our ability to accurately forecast consumer demand and adequately maintain our inventory; our reliance on a limited number of suppliers and distributors for our products; the impact of tariffs and other trade measures on products manufactured outside the United States; and macroeconomic conditions affecting consumer discretionary spending. A further list and descriptions of these risks, uncertainties and other factors can be found in filings with the Securities and Exchange Commission. To the extent permitted under applicable law, the Company assumes no obligation to update any forward-looking statements.

SOURCE: Interactive Strength Inc.

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